Exhibit 10.1

Coeur Mining, Inc.
104 S. Michigan Ave., Suite 900
Chicago, IL 60603
September 25, 2018

Ag-Mining Investments, AB
c/o Citco Sweden AB, Stureplan 4C, 4 tr
114 35, Stockhold, Sweden
Attention: Ole Sorensen
Ladies and Gentlemen:
Reference is made to (i) the Share Purchase Agreement, dated December 22, 2017, by and among Coeur Mining, Inc., a Delaware corporation (“Coeur”), Coeur South America Corp., a Delaware corporation (“CSA”), Coeur Explorations, Inc., an Idaho corporation (“CEE” and together with CSA and Coeur, the “Sellers”), Empresa Minera Manquiri S.A., a Bolivian sociedad anónima (the “Company”) and Ag-Mining Investments, AB (formerly NewCo 4714 Sweden AB under change of name to Argentum Investment AB) (“Buyer”), as amended on February 16, 2018 (the “Share Purchase Agreement”), (ii) the Net Smelter Returns Royalty Agreement, dated February 28, 2018, by and between Coeur and Buyer (the “Net Smelter Returns Royalty Agreement”), (iii) the Amended and Restated Promissory Note, dated June 25, 2018, from the Buyer in favor of Coeur, with a principal amount of $28,409,708.50 (the “Coeur Note”), (iv) the Amended and Restated Promissory Note, dated June 25, 2018, from the Buyer in favor of CSA, with a principal amount of $2,291.66 (the “CSA Note”), (v) the Amended and Restated Promissory Note, dated June 25, 2018, from the Buyer in favor of CEE, with a principal amount of $54,999.84 (the “CEE Note” and together with the CSA Note and the Coeur Note, the “Notes”) and (vi) the Transition Services Agreement, dated February 28, 2018, by and between Coeur and Buyer (the “Transition Services Agreement”).
In consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
1.As a condition precedent to the effectiveness of this letter and the amendment and restatement of the Notes, the Buyer has made an aggregate payment to the Sellers of US$15,000,000 by wire transfer of immediately available funds, in respect of the Notes (each as amended and restated on the date hereof in the form attached as Exhibit A).

2.The purchase price for the Shares (as defined in the Share Purchase Agreement) is hereby amended to be (a) $25,000,000, to be due and payable as set forth in the Second Amended and Restated Notes, each in the form attached as Exhibit A, plus (b) the Net Smelter Returns Royalty Agreement.

3.In accordance with Section 5.1 of the Net Smelter Returns Royalty Agreement, Coeur and the Buyer agree that Buyer shall have no obligation to make any NSR (as defined in the Net Smelter Returns Royalty Agreement) payment for the quarterly periods ending (i) September 30, 2018, (ii) December 31, 2018, (iii) March 31, 2019 and (iv) June 30, 2019. Buyer’s obligations to pay the NSR under the Net Smelter Returns Royalty Agreement, shall resume for the quarterly period beginning on July 1, 2019 and ending September 30, 2019 and such payment shall be payable by October 15, 2019. Other than as expressly modified pursuant to this letter agreement, all of the terms, conditions and other provisions of the Net Smelter Returns

Royalty Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

4.The parties agree that Buyer’s obligations under Section 6.10 of the Share Purchase Agreement are terminated and that any VAT Refund (as defined in the Share Purchase Agreement) collected by the Company or by the Buyer with respect to the Company may be retained by the Company or the Buyer and neither the Company nor the Buyer shall have any obligation to make any payments to Coeur with respect to such VAT Refunds. For the avoidance of doubt, Coeur shall have no obligation to pursue any or all VAT Refunds.

5.The parties agree that Coeur’s obligations under Section 6.16 of the Share Purchase Agreement are terminated such that Coeur shall have no obligation to provide any letter of credit or other form of credit support to support existing and future performance bonds or other obligations of the Company required to obtain VAT Refunds and any letter of credit or other form of credit support previously provided by Coeur with respect thereto shall be released without any further obligations on Coeur or its affiliates. As soon as practicable, but in no event later than two business days following the date hereof, the Buyer and the Company shall request the release of the outstanding letter of credit that Coeur has provided Banco BISA S.A., and for a reasonable amount of time, not to be less than thirty (30) days, after such request, the Buyer and the Company shall use reasonable best efforts, including taking actions such as offering a replacement letter of credit, to obtain the release of the outstanding letter of credit that Coeur has provided Banco BISA S.A. If Banco Bisa S.A. draws upon such letter of credit prior to its release, Buyer and the Company shall reimburse Coeur for any amounts paid by Coeur in connection therewith.

6.Simultaneously with the execution of this letter agreement, Buyer shall pay to Coeur US$127,043.48, by wire transfer of immediately available funds, in full satisfaction of any and all amounts due and owing as of the date of this letter agreement to Coeur pursuant to the Transition Services Agreement. Coeur acknowledges and agrees that no other amounts are due to Coeur under the Transition Services Agreement as of the date of this letter agreement.

7.While the Notes are outstanding, Buyer and the Company shall deliver to Coeur, within thirty (30) days after the end of each month, a reasonably detailed, internally prepared, operational management report of the Company for such immediately preceding month which will include key operating statistics, including but not limited to statistics regarding production, revenue, production costs, cash flow, and any dividends, distributions or other amounts paid to any affiliates of the Company (except, in the latter case, those intended to provide or support any financing in the form of debt or equity to the Company) (an “operational management report”). The parties agree that the term “Coeur” shall include its successors and assigns, including any purchaser of the Notes (or assignee of rights thereunder) but excluding any successor or assignee of rights under the Net Smelter Returns Royalty Agreement. On or before the date hereof, Buyer and the Company have provided to Coeur a true and complete operational management report for each of the last six months as well as the mine plans for the San Bartolome Project for the next twelve months.

8.Buyer and the Company agree to provide reasonable cooperation and assistance in connection with any potential transaction (including a sale or assignment) by the Sellers with respect to the Net Smelter Returns Royalty Agreement and/or the Notes, including by participating in management presentations and making diligence materials available in an electronic dataroom, and granting any potential transaction counterparties and their respective representatives, reasonable access to the Company and its records and properties and to the officers of the Company and the Buyer, so that prospective transaction counterparties may conduct a due diligence investigation of the Company; provided that Coeur shall reimburse the Buyer and the Company for reasonably documented out-of-pocket costs and expenses incurred in connection with such cooperation and assistance.

9.This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This letter agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

10.This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.
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IN WITNESS WHEREOF, each of the parties have caused this letter agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COEUR MINING, INC.

By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs Title: President & Chief Executive Officer

COEUR SOUTH AMERICA CORP.

By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs Title: President

COEUR EXPLORATIONS, INC.

By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs Title: President

EMPRESA MINERA MANQUIRI S.A.

By: /s/ Humberto Rada
Name: Humberto Rada Title: President

AG-MINING INVESTMENTS, AB (FORMERLY NEWCO 4714 SWEDEN AB UNDER CHANGE OF NAME TO ARGENTUM INVESTMENT AB

By: /s/ Alberto J. Morales
Name: Alberto J. Morales Title: Legal Representative